Exhibit 3.1(d)

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CONVERSION OF A TENNESSEE CORPORATION UNDER THE NAME OF “BEAZER HOMES CORP.” TO A DELAWARE LIMITED LIABILITY COMPANY, CHANGING ITS NAME FROM “BEAZER HOMES CORP.” TO “BEAZER HOMES, LLC”, FILED IN THIS OFFICE ON THE TWENTY-FIRST DAY OF SEPTEMBER, A.D. 2016, AT 2:18 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF CONVERSION IS THE FIRST DAY OF OCTOBER, A.D. 2016 AT 12 O’CLOCK A.M.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State

6159534 8100F SR# 20165880715	Authentication: 203037485 Date: 09-22-16

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:17 PM 09/21/2016
FILED 02:18 PM 09/21/2016
SR 20165880715 - File Number 6159534

STATE OF DELAWARE

CERTIFICATE OF CONVERSION

FROM A CORPORATION TO A

LIMITED LIABILITY COMPANY PURSUANT TO

SECTION 18-214 OF THE LIMITED LIABILITY ACT

1. The jurisdiction where the Corporation was formed is Tennessee.

2. The jurisdiction immediately prior to filing this Certificate is Tennessee.

3. The date the corporation first formed is December 12, 1972.

4. The name of the Corporation immediately prior to filing this Certificate is Beazer Homes Corp.

5. The name of the Limited Liability Company as set forth in the Certificate of Formation is Beazer Homes, LLC.

6. The Conversion shall be effective as of 12:00 midnight, Eastern Time, at the beginning of October 1, 2016.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Conversion on the 21 day of September A.D. 2016.

By:	/s/ Robert L. Salomon
Name:	Robert L. Salomon
Title:	Authorized Person

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THAT THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “BEAZER HOMES, LLC” FILED IN THIS OFFICE ON THE TWENTY-FIRST DAY OF SEPTEMBER, A.D. 2016, AT 2:18 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF FORMATION IS THE FIRST DAY OF OCTOBER, A.D. 2016 AT 12 O’CLOCK A.M.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State

6159534 8100F SR# 20165880715	Authentication: 203037485 Date: 09-22-16

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:17 PM 09/21/2016
FILED 02:18 PM 09/21/2016
SR 20165880715 - File Number 6159534

CERTIFICATE OF FORMATION

OF

BEAZER HOMES, LLC

FIRST: The name of the limited liability company (the “Company”) is Beazer Homes, LLC.

SECOND: The address of the registered office of the Company in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, 19808. The name of the Company’s registered agent for service of process in the State of Delaware at such address is Corporation Service Company.

THIRD: This Certificate of Formation shall be effective as of 12:00 midnight, Eastern Time, at the beginning of October 1, 2016.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of September 21, 2016.

/s/ Robert L. Salomon
Name:	Robert L. Salomon
Title:	Authorized Person